Exhibit 99.1*

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Transcontinental Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@transconrealty-invest.com

Transcontinental Realty Investors, Inc. Reports Third Quarter 2018 Results

DALLAS (November 14, 2018) -- Transcontinental Realty Investors, Inc. (NYSE: TCI), a Dallas-based real estate investment company, today reported results of operations for the third quarter ended September 30, 2018. For the three months ended September 30, 2018, we reported net income applicable to common shares of $21.9 million or $2.52 per share compared to a net income applicable to common shares of $6.9 million or $0.79 per share for the same period ended 2017.

The results demonstrate the Company’s overall focus on growing its portfolio as it continues working on several strategic initiatives that were previously announced earlier this year. Overall, management remains very encouraged about the overall performance of the company; especially tied to the quality of our assets in our portfolio, and the new multifamily apartment projects under various stages of development.

Revenues

Rental and other property revenues were $33.5 million for the three months ended September 30, 2018. This represents an increase of $2.0 million compared to rental and other operating revenues in the same period in 2017 of $31.5 million. The increase is driven primarily by an increase in revenues of $2.0 million from our apartment operating segment.

Expense

Property operating expenses were $15.9 million for the three months ended September 30, 2018. This represents an increase of $0.7 million compared to property operating expenses in the same period in 2017 of $15.2 million. The increase is due to correlating increases in operating expenses in the apartment portfolio of $0.7 million, as occupancy revenue continues to rise.

Depreciation and amortization expense was $6.9 million for the three months ended September 30, 2018 for an increase of $0.6 million as compared to depreciation and amortization expense in the same period in 2017 of $6.3 million. The change is attributable to the depreciation on acquired apartments.

General and Administrative expense was $1.9 million for the three months ended September 30, 2018. This represents an increase of $0.3 million compared to general and administrative expense in the same period in 2017 of $1.6 million. The increase is primarily due to $1.8 million of transaction costs.

Other income (expense)

Other income was $18.7 million for the three months ended September 30, 2018. This represents an increase of $18.5 million compared to other expense in the same period in 2017 of $0.2 million. The increase is primarily the result of a $17.6 million gain recognized in September 2018 for deferred income associated with the sale of assets.

Mortgage and loan interest expense was $15.6 million for the three months ended September 30, 2018. This represents an increase of $1.4 million in mortgage and loan interest expense compared to the same period in 2017 of $14.2 million. The change by segment is an increase in the other portfolio of $0.9 million, apartment portfolio of $0.6 million, offset by a decrease in the land portfolio of $0.1 million.

Foreign currency transaction was a loss of $1.3 million for the three months ended September 30, 2018. This represents a decrease of $3.2 million compared to foreign currency transaction gain in the same period in 2017 of $1.9 million. The increase is the result of a loss in foreign currency exchange as a result of the unfavorable exchange rate between the Israel Shekels and the U.S. Dollar related to our Bond program.

There was no sale of income-producing properties during the three months ended September 30, 2018. For the same period in 2017, we recognized a gain on sale of income-producing properties of $9.8 million as a result of a deferred gain from property sales of two apartment communities.

About Transcontinental Realty Investors, Inc.

Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including apartments, office buildings, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. For more information, visit the Company’s website at www.transconrealty-invest.com.

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(dollars in thousands, except share and par value amounts)
Revenues:
Rental and other property revenues (including $207 and $199 for the three months and $623 and $589 for the nine months ended 2018 and 2017, respectively, from related parties)	$ 33,505	$ 31,491	$ 96,194	$ 94,328

Expenses:
Property operating expenses (including $231 and $236 for the three months and $689 and $696 for the nine months ended 2018 and 2017, respectively, from related parties)	15,867	15,157	45,814	46,256
Depreciation and amortization	6,891	6,326	19,859	19,008
General and administrative (including $1,119 and $1,018 for the three months and $3,309 and $2,134 for the nine months ended 2018 and 2017, respectively, from related parties)	1,858	1,594	6,223	4,669
Net income fee to related party	383	53	489	189
Advisory fee to related party	2,735	2,595	8,209	7,402
Total operating expenses	27,734	25,725	80,594	77,524
Net operating income	5,771	5,766	15,600	16,804

Other income (expenses):
Interest income (including $3,303 and $3,041 for the three months and $9,380 and $10,670 for the nine months ended 2018 and 2017, respectively, from related parties)	4,021	3,175	11,441	10,305
Other income (expense)	18,722	190	28,030	1,529
Mortgage and loan interest (including $364 and $347 for the three months and $1,009 and $784 for the nine months ended 2018 and 2017, respectively, from related parties)	(15,555)	(14,245)	(43,823)	(45,218)
Foreign currency transaction gain (loss)	(1,288)	1,906	6,357	(1,841)
Earnings (losses) from unconsolidated joint ventures and investees	(4)	7	(2)	(11)
Total other income (expenses)	5,896	(8,967)	2,003	(35,236)
Gain (Loss) before gain on land sales, non-controlling interest, and taxes	11,667	(3,201)	17,603	(18,432)
Gain on sale of income producing properties	-	9,841	-	9,841
Gain on land sales	12,243	530	13,578	500
Net income (loss) from continuing operations before taxes	23,910	7,170	31,181	(8,091)
Income tax (expense)	(792)	-	(792)	-
Net income (loss) from continuing operations	23,118	7,170	30,389	(8,091)
Net income (loss)	23,118	7,170	30,389	(8,091)
Net (income) attributable to non-controlling interest	(915)	(96)	(1,173)	(378)
Net income (loss) attributable to Transcontinental Realty Investors, Inc.	22,203	7,074	29,216	(8,469)
Preferred dividend requirement	(227)	(224)	(673)	(670)
Net income (loss) applicable to common shares	$ 21,976	$ 6,850	$ 28,543	$ (9,139)

Earnings per share - basic
Net income (loss) from continuing operations	$ 2.52	$ 0.79	$ 3.27	$ (1.05)

Earnings per share - diluted
Net income (loss) from continuing operations	$ 2.52	$ 0.79	$ 3.27	$ (1.05)

Weighted average common shares used in computing earnings per share	8,717,767	8,717,767	8,717,767	8,717,767
Weighted average common shares used in computing diluted earnings per share	8,717,767	8,717,767	8,717,767	8,717,767

Amounts attributable to Transcontinental Realty Investors, Inc.
Net income (loss) from continuing operations	$ 22,203	$ 7,074	$ 29,216	$ (8,469)
Net income (loss) applicable to Transcontinental Realty, Investors, Inc.	$ 22,203	$ 7,074	$ 29,216	$ (8,469)

The accompanying notes are an integral part of these consolidated financial statements.

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(unaudited)	(audited)
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$ 326,800	$ 1,112,721
Real estate subject to sales contracts at cost	43,767	45,739
Real estate held for sale at cost, net of depreciation ($113,606 in 2018)	760,497	-
Less accumulated depreciation	(77,612)	(178,590)
Total real estate	1,053,452	979,870

Notes and interest receivable (including $48,637 in 2018 and $45,155 in 2017 from related parties)	82,239	70,166
Cash and cash equivalents	23,763	42,705
Restricted cash	72,688	45,637
Investments in unconsolidated joint ventures and investees	2,774	2,472
Receivable from related party	127,791	111,665
Other assets	60,223	60,907
Total assets	$ 1,422,930	$ 1,313,422

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$ 314,198	$ 892,149
Notes related to real estate held for sale	651,025	376
Notes related to real estate subject to sales contracts	-	1,957
Bonds and bond interest payable	161,010	113,047
Deferred revenue (including $16,701 in 2018 and $40,574 in 2017 to related parties)	23,044	60,949
Accounts payable and other liabilities (including $7,852 in 2018 and $7,236 in 2017 to related parties)	35,675	36,683
Total liabilities	1,184,952	1,105,161

Shareholders’ equity:
Preferred stock, Series C: $0.01 par value, authorized 10,000,000 shares; issued and outstanding zero shares in 2018 and 2017. Series D: $0.01 par value, authorized, issued and outstanding 100,000 shares in 2018 and 2017 (liquidation preference $100 per share)	1	1
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 8,717,967 shares in 2018 and 2017; outstanding 8,717,767 shares in 2018 and 2017	87	87
Treasury stock at cost, 200 shares in 2018 and 2017	(2)	(2)
Paid-in capital	268,276	268,949
Retained deficit	(50,648)	(79,865)
Total Transcontinental Realty Investors, Inc. shareholders' equity	217,714	189,170
Non-controlling interest	20,264	19,091
Total shareholders' equity	237,978	208,261
Total liabilities and shareholders' equity	$ 1,422,930	$ 1,313,422

The accompanying notes are an integral part of these consolidated financial statements.